AMENDMENT
TO
SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT is entered into as of July 1, 2000 by and among European Investors Incorporated ("EII"), E.I.I. Realty Securities Trust (the "Fund"), E.I.I. Realty Securities, Inc. and PFPC INC., a Massachusetts corporation and successor to PFPC Inc., a Delaware corporation ("PFPC-Del"), and amends the Sub-Administration and Accounting Services Agreement made as of  April 28, 1998, by and among EII, the Fund and PFPC-Del (the "Agreement").

The parties hereto agree as follows:

1.           In each place in the Agreement where the name "European Investors Incorporated" or  the defined term "EII" appears, the same (either "European Investors Incorporated" or "EII", as the case may be) shall be deleted and replaced entirely with "E.I.I. Realty Securities, Inc".

2.           Except as expressly set forth in the immediately preceding sentence, the Agreement shall remain unchanged and in full force effect.

IN WITNESS WHEROF, the undersigned have executed this AMENDMENT as of the date first above written.

PFPC INC.

/s/ Stephen M. Wynne
Name: Stephen M. Wynne
Title: Executive Vice President

EUROPEAN INVESTORS INCORPORATED

/s/ David P. O'Connor
Name: David P. O'Connor
Title: President

E.I.I. REALTY SECURITIES TRUST

/s/ David P. O'Connor
Name: David P. O'Connor
Title: President

E.I.I. REALTY SECURITIES, INC.

/s/ David P. O'Connor
Name: David P. O'Connor
Title: President